NORTHWESTERN CORPORATION
TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York)
AND
DIMPLE GANDHI
As Trustees under Mortgage and
Deed of Trust, dated as of
October 1, 1945, with NorthWestern Corporation
FORTY-SEVENTH SUPPLEMENTAL INDENTURE
Providing, among other things, for

Additional Issuance of First Mortgage Bonds, 5.073% Series due March 21, 2030

Dated as of November 1, 2025

FORTY-SEVENTH SUPPLEMENTAL INDENTURE
THIS FORTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of November 1, 2025, between NORTHWESTERN CORPORATION, a corporation duly incorporated and existing under the laws of the State of Delaware (hereinafter called the “Company”), having its principal office at 3010 West 69th Street, Sioux Falls, South Dakota, 57108, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York) (hereinafter called the “Corporate Trustee”), a corporation of the State of New York, whose principal corporate trust office is located at 240 Greenwich Street, 7E, New York, New York, 10286 (successor to MORGAN GUARANTY TRUST COMPANY OF NEW YORK (formerly Guaranty Trust Company of New York)), and DIMPLE GANDHI, whose post office address is c/o The Bank of New York Mellon, 240 Greenwich Street, 7E, New York, New York, 10286 (successor to Arthur E. Burke, Karl R. Henrich, H.H. Gould, R. Amundsen, P.J. Crowley, W.T. Cunningham, Douglas J. MacInnes, MaryBeth Lewicki, Ming Ryan, Philip L. Watson, Beata Harvin, and Mary Miselis) (said Dimple Gandhi being hereinafter sometimes called the “Co-Trustee”, and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1945 (hereinafter called the “Mortgage” and, together with any indentures supplemental thereto, the “Indenture”), which Mortgage was executed and delivered by The Montana Power Company, a corporation of the State of New Jersey (hereinafter called the “Company-New Jersey”), as indirect predecessor under the Mortgage to the Company (the Company being successor under the Mortgage to NorthWestern Energy, L.L.C. (hereinafter called “NorthWestern Energy”), formerly known as The Montana Power, L.L.C., a limited liability company of the State of Montana, and NorthWestern Energy being the successor under the Mortgage to The Montana Power Company, a corporation of the State of Montana (hereinafter called the “Company-Montana”)), to Guaranty Trust Company of New York and Arthur E. Burke, as Trustees, to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this instrument (hereinafter called the “Forty-seventh Supplemental Indenture”) being supplemental thereto;
WHEREAS, by the Mortgage, the Company-New Jersey covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Indenture and to make subject to the lien of the Indenture any property thereafter acquired, made or constructed and intended to be subject to the lien thereof; and
WHEREAS, the Company-New Jersey executed and delivered to the Trustees its First Supplemental Indenture, dated as of May 1, 1954 (hereinafter called the “First Supplemental Indenture”), and its Second Supplemental Indenture, dated as of April 1, 1959 (hereinafter called the “Second Supplemental Indenture”); and
WHEREAS, the Company-New Jersey was merged into the Company-Montana on November 30, 1961, and to evidence the succession of the Company-Montana to the Company-New Jersey for purposes of the bonds and the Indenture and the assumption by the Company-Montana of the covenants and conditions of the Company-New Jersey in the bonds and in the Indenture contained and to enable the Company-Montana to have and exercise the powers and rights of the Company-New Jersey under the Indenture in accordance with the terms thereof, the Company-Montana executed and delivered to the Trustees its Third Supplemental Indenture, dated as of November 30, 1961 (hereinafter called the “Third Supplemental Indenture”); and
WHEREAS, the Company-Montana executed and delivered to the Trustees its Fourth Supplemental Indenture, dated as of April 1, 1970 (hereinafter called the “Fourth Supplemental Indenture”); its Fifth Supplemental Indenture, dated as of April 1, 1971 (hereinafter called the “Fifth Supplemental Indenture”); its Sixth Supplemental Indenture, dated as of March 1, 1974 (hereinafter called the “Sixth Supplemental Indenture”); its Seventh Supplemental Indenture, dated as of December 1, 1974 (hereinafter called the “Seventh Supplemental Indenture”); its Eighth Supplemental Indenture, dated as of July 1, 1975 (hereinafter called the “Eighth Supplemental Indenture”); its Ninth Supplemental Indenture, dated as of December 1, 1975 (hereinafter called the “Ninth Supplemental Indenture”); its Tenth Supplemental Indenture, dated as of January 1, 1979 (hereinafter called the “Tenth Supplemental Indenture”); its Eleventh Supplemental Indenture, dated as of October 1, 1983 (hereinafter called the “Eleventh Supplemental Indenture”); its Twelfth Supplemental Indenture, dated as of January 1, 1984 (hereinafter called the “Twelfth Supplemental Indenture”); its Thirteenth Supplemental Indenture, dated as of December 1, 1991 (hereinafter called the “Thirteenth Supplemental Indenture”); its Fourteenth Supplemental Indenture, dated as of January 1, 1993 (hereinafter called the “Fourteenth Supplemental Indenture”); its Fifteenth Supplemental Indenture, dated as of March 1, 1993 (hereinafter called the “Fifteenth Supplemental Indenture”); its Sixteenth Supplemental Indenture, dated as of May 1, 1993 (hereinafter called the “Sixteenth Supplemental Indenture”); its Seventeenth Supplemental Indenture, dated as of December 1, 1993 (hereinafter called the “Seventeenth Supplemental Indenture”); its Eighteenth Supplemental Indenture, dated as of August 5, 1994 (hereinafter called the “Eighteenth Supplemental Indenture”); its Nineteenth Supplemental Indenture, dated as of December 16, 1999 (hereinafter called the “Nineteenth Supplemental Indenture”); and its Twentieth Supplemental Indenture, dated as of November 1, 2001 (hereinafter called the “Twentieth Supplemental Indenture”); and
WHEREAS, the Company-Montana was merged into NorthWestern Energy (under its then name, The Montana Power, L.L.C.) on February 13, 2002; and to evidence the succession of NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to the Company-Montana for purposes of the bonds and the Indenture and the assumption by NorthWestern Energy (under its then name, The Montana Power, L.L.C.) of the covenants and conditions of the Company-Montana in the bonds and in the Indenture contained and to enable NorthWestern Energy (under its then name, The Montana Power, L.L.C.) to have and exercise the powers and rights of the Company-Montana under the Indenture in accordance with the terms thereof, NorthWestern Energy (under its then name, The Montana Power, L.L.C.) executed and delivered to the Trustees its Twenty-first Supplemental Indenture, dated as of February 13, 2002 (hereinafter called the “Twenty-first Supplemental Indenture”); and
WHEREAS, NorthWestern Energy changed its name from The Montana Power, L.L.C. to NorthWestern Energy, L.L.C. on March 19, 2002; and
WHEREAS, NorthWestern Energy transferred, subject to the Lien of the Indenture, substantially all of the Mortgaged and Pledged Property as an entirety to the Company on November 20, 2002 (the “Transfer Date”), and to evidence the succession of the Company to NorthWestern Energy for purposes of the bonds and the Indenture and the assumption by the Company of the covenants and conditions of NorthWestern Energy in the bonds and in the Indenture contained and to enable the Company to have and exercise the powers and rights of NorthWestern Energy under the Indenture in accordance with the terms thereof, the Company executed and delivered to the Trustees its Twenty-second Supplemental Indenture, dated as of November 15, 2002 (hereinafter called the “Twenty-second Supplemental Indenture”); and
WHEREAS, the Company executed and delivered to the Trustees its Twenty-third Supplemental Indenture, dated as of February 1, 2003 (hereinafter called the “Twenty-third Supplemental Indenture”); its Twenty-fourth Supplemental Indenture, dated as of November 1, 2004 (hereinafter called the “Twenty-fourth Supplemental Indenture”); its Twenty-fifth Supplemental Indenture, dated as of April 1, 2006 (hereinafter called the “Twenty-fifth Supplemental Indenture”); its Twenty-sixth Supplemental Indenture, dated as of September 1, 2006 (hereinafter called the “Twenty-sixth Supplemental Indenture”); its Twenty-seventh Supplemental Indenture, dated as of March 1, 2009 (hereinafter called the “Twenty-seventh Supplemental Indenture”); its Twenty-eighth Supplemental Indenture, dated as of October 1, 2009 (hereinafter called the “Twenty-eighth Supplemental Indenture”); its Twenty-ninth

Supplemental Indenture, dated as of May 1, 2010 (hereinafter called the “Twenty-ninth Supplemental Indenture”); its Thirtieth Supplemental Indenture, dated as of August 1, 2012 (hereinafter called the “Thirtieth Supplemental Indenture”); its Thirty-first Supplemental Indenture, dated as of December 1, 2013 (hereinafter called the “Thirty-first Supplemental Indenture”); its Thirty-second Supplemental Indenture, dated as of November 1, 2014 (hereinafter called the “Thirty-second Supplemental Indenture”); its Thirty-third Supplemental Indenture, dated as of November 1, 2014 (hereinafter called the “Thirty-third Supplemental Indenture”); its Thirty-fourth Supplemental Indenture, dated as of January 1, 2015 (hereinafter called the “Thirty-fourth Supplemental Indenture”); its Thirty-fifth Supplemental Indenture, dated as of June 1, 2015 (hereinafter called the “Thirty-fifth Supplemental Indenture”); its Thirty-sixth Supplemental Indenture, dated as of August 1, 2016 (hereinafter called the “Thirty-sixth Supplemental Indenture”); its Thirty-seventh Supplemental Indenture, dated as of November 1, 2017 (hereinafter called the “Thirty-seventh Supplemental Indenture”); its Thirty-eighth Supplemental Indenture, dated as of June 1, 2019 (hereinafter called the “Thirty-eighth Supplemental Indenture”); its Thirty-ninth Supplemental Indenture, dated as of September 1, 2019 (hereinafter called the “Thirty-ninth Supplemental Indenture”); its Fortieth Supplemental Indenture, dated as of April 1, 2020 (hereinafter called the “Fortieth Indenture”); its Forty-first Supplemental Indenture, dated as of March 1, 2021 (hereinafter called the “Forty-first Supplemental Indenture”); its Forty-second Supplemental Indenture, dated as of March 1, 2023 (hereinafter called the “Forty-second Supplemental Indenture”); its Forty-third Supplemental Indenture, dated as of May 1, 2023 (hereinafter called the “Forty-third Supplemental Indenture”); its Forty-fourth Supplemental Indenture, dated as of June 1, 2023 (hereinafter called the “Forty-fourth Supplemental Indenture”); its Forty-fifth Supplemental Indenture, dated as of March 1, 2024 (hereinafter called the “Forty-fifth Supplemental Indenture”); its Forty-sixth Supplemental Indenture, dated as of March 1, 2025 (hereinafter called the “Forty-sixth Supplemental Indenture”); and
WHEREAS, the Mortgage and the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, Thirty-sixth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second, Forty-third, Forty-fourth, Forty-fifth, and Forty-sixth Supplemental Indentures were recorded in the official records of various counties and states as required by the Indenture; and
WHEREAS, the Company expects to record this Forty-seventh Supplemental Indenture in the official records of various counties and states as required by the Indenture; and
WHEREAS, an instrument dated March 15, 1955 was executed by the Company-New Jersey appointing Karl R. Henrich as Co-Trustee in succession to said Arthur E. Burke, resigned, under the Mortgage and by Karl R. Henrich accepting the appointment as Co-Trustee under the Mortgage in succession to said Arthur E. Burke, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and

WHEREAS, an instrument dated June 29, 1962 was executed by the Company-Montana appointing H.H. Gould as Co-Trustee in succession to said Karl R. Henrich, resigned, under the Mortgage and by H.H. Gould accepting the appointment as Co-Trustee under the Mortgage in succession to said Karl R. Henrich, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated June 22, 1973 was executed by the Company-Montana appointing R. Amundsen as Co-Trustee in succession to said H.H. Gould, resigned, under the Mortgage and by R. Amundsen accepting the appointment as Co-Trustee under the Mortgage in succession to said H.H. Gould, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated July 1, 1986 was executed by the Company-Montana appointing P.J. Crowley as Co-Trustee in succession to said R. Amundsen, resigned, under the Mortgage and by P.J. Crowley accepting the appointment as Co-Trustee under the Mortgage in succession to said R. Amundsen, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Eighteenth Supplemental Indenture, the Company-Montana appointed (i) W.T. Cunningham as Co-Trustee in succession to said P.J. Crowley, resigned, under the Mortgage and W.T. Cunningham accepted the appointment as Co-Trustee under the Mortgage in succession to said P.J. Crowley, and (ii) The Bank of New York Mellon as Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage and The Bank of New York Mellon accepted the appointment as Corporate Trustee under the Mortgage in succession to said Morgan Guaranty Trust Company of New York, which supplemental indenture was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, an instrument dated March 29, 1999 was executed by the Company-Montana appointing Douglas J. MacInnes as Co-Trustee in succession to said W.T. Cunningham, resigned, under the Mortgage and by Douglas J. MacInnes accepting the appointment as Co-Trustee under the Mortgage in succession to said W.T. Cunningham, which instrument was recorded in various counties in the states of Montana, Idaho and Wyoming; and
WHEREAS, by the Twenty-third Supplemental Indenture, the Company appointed MaryBeth Lewicki as Co-Trustee in succession to said Douglas J. MacInnes, removed, under the Mortgage and MaryBeth Lewicki accepted the appointment as Co-Trustee under the Mortgage in succession to said Douglas J. MacInnes; and
WHEREAS, by the Twenty-fifth Supplemental Indenture, the Company appointed Ming Ryan as Co-Trustee in succession to said MaryBeth Lewicki, removed, under the Mortgage and Ming Ryan accepted the appointment as Co-Trustee under the Mortgage in succession to said Mary Beth Lewicki; and
WHEREAS, by the Thirtieth Supplemental Indenture, the Company appointed Philip L. Watson as Co-Trustee in succession to said Ming Ryan, removed, under the Mortgage and

Philip L. Watson accepted the appointment as Co-Trustee under the Mortgage in succession to said Ming Ryan; and
WHEREAS, by the Thirty-fifth Supplemental Indenture, the Company appointed Beata Harvin as Co-Trustee in succession to said Philip L. Watson, removed, under the Mortgage and Beata Harvin accepted the appointment as Co-Trustee under the Mortgage in succession to said Philip L. Watson; and
WHEREAS, by the Forty-second Supplemental Indenture, the Company appointed Mary Miselis as Co-Trustee in succession to said Beata Harvin, removed, under the Mortgage and Mary Miselis accepted the appointment as Co-Trustee under the Mortgage in succession to said Beata Harvin; and
WHEREAS, by the Forty-fifth Supplemental Indenture, the Company appointed Dimple Gandhi as Co-Trustee in succession to said Mary Miselis, removed, under the Mortgage and Dimple Gandhi accepted the appointment as Co-Trustee under the Mortgage in succession to said Mary Miselis; and
WHEREAS, the Company-New Jersey, the Company-Montana or the Company has heretofore issued, in accordance with the provisions of the Mortgage, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
2-7/8% Series due 1975	40,000,000	NONE
3-1/8% Series due 1984	6,000,000	NONE
4-1/2% Series due 1989	15,000,000	NONE
8-1/4% Series due 1974	30,000,000	NONE
7-1/2% Series due 2001	25,000,000	NONE
8-5/8% Series due 2004	60,000,000	NONE
8-3/4% Series due 1981	30,000,000	NONE
9.60% Series due 2005	35,000,000	NONE
9.70% Series due 2005	65,000,000	NONE
9-7/8% Series due 2009	50,000,000	NONE
11-3/4% Series due 1993	75,000,000	NONE
10/10-1/8% Series due 2004/2014	80,000,000	NONE
8-1/8% Series due 2014	41,200,000	NONE
7.70% Series due 1999	55,000,000	NONE
8-1/4% Series due 2007	55,000,000	NONE
8.95% Series 2022	50,000,000	NONE
Secured Medium-Term Notes	68,000,000	NONE
7% Series due 2005	50,000,000	NONE

6-1/8% Series due 2023	90,205,000	NONE
5.90% Series due 2023	80,000,000	NONE
0% Series due 1999	210,321,007	NONE
7.30% Series due 2006	150,000,000	NONE
Collateral (2002) Series due 2006	280,000,000	NONE
Collateral (2004) Series A due 2009	90,000,000	NONE
Collateral (2004) Series B due 2011......................	72,000,000	NONE
Collateral (2004) Series C due 2014 .....................	161,000,000	NONE
4.65% Series due 2023 (Twenty-seventh) .............	170,205,000	NONE
6.04% Series due 2016 (Twenty-eighth) ...............	150,000,000	NONE
6.34% Series due 2019 (Twenty-ninth) …………..	250,000,000	NONE
5.71% Series due 2039 (Thirtieth) ….. …..…..…..	55,000,000	55,000,000
5.01% Series due 2025 (Thirty-first) … ….. ……..	161,000,000	NONE
4.15% Series due 2042 (Thirty-second) …...……	60,000,000	60,000,000
4.30% Series due 2052 (Thirty-third) ……...……	40,000,000	40,000,000
3.99% Series due 2028 (Thirty-fourth) ……...……	35,000,000	35,000,000
4.85% Series due 2043 (Thirty-fifth) ……………	15,000,000	15,000,000
4.176% Series due 2044 (Thirty-sixth)……………	450,000,000	450,000,000
3.11% Series due 2025 (Thirty-seventh) …. ….….	75,000,000	NONE
4.11% Series due 2045 (Thirty-eighth) …...…...….	125,000,000	125,000,000
2.00% Series due 2023 (Thirty-ninth) ….….….…. 4.03% Series due 2047 (Fortieth)… …………… 3.98% Series due 2049 (Forty-first) ……. …….…	144,660,000 250,000,000 50,000,000	NONE 250,000,000 50,000,000
3.98% Series due 2049 (Forty-second) ………….	100,000,000	100,000,000
3.21% Series due May 15, 2030 (Forty-third) ….	100,000,000	100,000,000
1.00% Series due March 26, 2024 (Forty-fourth).	100,000,000	NONE
5.57% Series due March 30, 2033 (Forty-fifth)….	239,000,000	239,000,000
3.875% Series due July 1, 2028 (Forty-sixth)…….	144,660,000	144,660,000
5.56% Series due March 28, 2031 (Forty-seventh).	175,000,000	175,000,000
5.073% Series due March 21, 2030 (Forty-eighth)..	$400,000,000	400,000,000[1]
which bonds are also hereinafter sometimes called “Bonds of the First through Forty-eighth Series”, respectively; and
WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such
1 The Principal Amount Outstanding of Bonds of the Forty-eighth Series included in this table does not include the principal amount of the Additional Bonds of the Forty-eighth Series (as defined below) being authenticated under this Forty-seventh Supplemental Indenture.

provisions not inconsistent with the provisions of the Indenture as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Indenture; and
WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder; or the Company may cure any ambiguity contained therein or in any supplemental indenture or correct or supplement any provision therein or in any supplemental indenture which may be defective or inconsistent with any other provision therein or in any supplemental indenture; or the Company may make other changes to the provisions thereof or of any supplemental indenture or add new provisions thereto or to any supplemental indenture or eliminate provisions therefrom or from any supplemental indenture, provided that the same does not adversely affect the interests of the holders of any of the bonds then Outstanding in any material respect; or the Company may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than the First Series; each by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Indenture shall be situated; and
WHEREAS, the Forty-sixth Supplemental Indenture authorized the reopening of the Bonds of the Forty-eighth Series and permitted additional Bonds of the Forty-eighth Series to be issued in excess of the amount initially authenticated and delivered pursuant to the Forty-sixth Supplemental Indenture, provided that such additional Bonds of the Forty-eighth Series shall contain substantially the same terms (including the stated maturity and interest rate), except for the price to the public, the issue date, and, if applicable, the initial interest accrual date and first interest payment date, as the other Bonds of the Forty-eighth Series; and
WHEREAS, the Company now desires to reopen the Bonds of the Forty-eighth Series and issue Additional Bonds of the Forty-eighth Series and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Indenture; and
WHEREAS, the execution and delivery by the Company of this Forty-seventh Supplemental Indenture, and the terms of the Additional Bonds of the Forty-eighth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That the Company, in consideration of the premises and of $1.00 to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all the provisions of the Indenture (including any modification made as in the Mortgage provided) and of said bonds, and to confirm the lien of the Mortgage, as heretofore supplemented, on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage, as heretofore supplemented) unto Dimple Gandhi, Co-Trustee, and (to the extent of its legal capacity to hold the same for the purposes hereof) to The Bank of New York Mellon, the Corporate Trustee, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all the following described properties of the Company located in the State of Montana, namely:

RYGATE SUBSTATION EXPANSION

Township 6 North, Range 20 East, M.P.M., Golden Valley County, Montana

Section 5: Tract A of Amended Plat of Lots 1-4 in Block 13 of the Milwaukee Land Company’s Second Addition to Ryegate and Montana Power Co. Tract of the Milwaukee Land Company’s Third Addition to the City of Ryegate, Golden Valley County, Montana according to the official plat on file in the office of the Clerk and Recorder of said County in Book 2025 under Document No 85982; including that portion of Third Street North as vacated by Town of Ryegate Resolution #2024-03, recorded April 3, 2024, B-File Page 2387 under Document No 85622.

(Recording Reference: Warranty Deed recorded May 2, 2025, Under Document #86026, Book D, Page 11673).

BIG SKY MEADOW VILLAGE SUBSTATION EXPANSION

Township 6 South, Range 4 East, M.P.M., Gallatin County, Montana

Section 31: Tract 1-B-1 COS No 2364-B filed under Document No 2850405, 2.502 acres, more or less

(Recording Reference: Warranty Deed recorded May 13, 2025, Under Document #2850406).

BATTLE BUTTE SUBSTATION EXPANSION

Township 1 North, Range 20 East, M.P.M., Stillwater County, Montana

Section 8: Tract 1B Of COS 397486, being approx 9.11 acres, more or less.

(Recording Reference: Special Warranty Deed recorded October 21, 2025, Under Document #397487).

Together with all other property, real, personal and mixed, of the kind or nature specifically mentioned in the Mortgage, as heretofore supplemented, or of any other kind or nature (whether or not located in the State of Montana), acquired by the Company after the date of the execution and delivery of the Mortgage, as heretofore supplemented (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing, or of any general description contained in the Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all powerhouses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits, all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER with all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.
IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage, as heretofore supplemented, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.
PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Mortgage, as supplemented, viz:  (1) cash, shares of stock, bonds, notes and other obligations and other securities not specifically pledged, paid, deposited, delivered or held under the Mortgage, as supplemented, or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as supplemented, or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the lien of the Mortgage, as supplemented; (5) electric energy, gas, steam, water, ice, and other materials or products generated, manufactured, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Gas and Oil Production Property, as defined in Section 4 of the Mortgage, as supplemented; (6) the Company’s franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Indenture and not heretofore disposed of by the Company-New Jersey, the Company-Montana, NorthWestern Energy or the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as supplemented, in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.
TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Co-Trustee and (to the extent of its legal capacity to hold the same for the purposes hereto) unto the Corporate Trustee, as Trustees, and their successors and assigns forever.
IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the

Mortgage, as supplemented, this Forty-seventh Supplemental Indenture being supplemental thereto.
AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company-New Jersey at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees, by the Mortgage as a part of the property therein stated to be conveyed.
SUBJECT NEVERTHELESS, to the limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, namely, that notwithstanding the foregoing, the Mortgage, as supplemented, shall not become or be or be required to become or be a lien upon any of the properties or franchises owned by the Company on the Transfer Date or thereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) except (a) those acquired by it from NorthWestern Energy, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under Section 39 or Section 40 of the Indenture, and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by the Indenture, or (2) to maintain the property mortgaged and intended to be mortgaged under the Indenture as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien under the Indenture, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien thereunder, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged thereunder; provided, however, that said limitation permitted by subsection (I) of Section 87 of the Mortgage, as supplemented, shall not apply to the Colstrip Property (as defined in the Twenty-ninth Supplemental Indenture), which pursuant to the Twenty-ninth Supplemental Indenture was expressly made subject to the Lien of the Mortgage, as supplemented, and constitutes Mortgaged and Pledged Property.
The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Indenture, as follows:

ARTICLE I
Additional Forty-eighth Series of Bonds
    Section 1.01.    General Terms of Bonds to be Issued.
    (a)    There is hereby authorized and established Additional Bonds of the Forty-eighth Series designated “5.073% Series due March 21, 2030” (herein sometimes referred to as the “Additional Forty-eighth Series”; and the bonds of such Additional Forty-eighth Series are sometimes hereinafter referred to as the “Additional Bonds of the Forty-eighth Series” and collectively all outstanding Bonds of the Forty-eighth Series, including the Additional Bonds of the Forty-eighth Series being the “Bonds of the Forty-eighth Series” or, the “Bonds”), each of which shall bear the descriptive title “First Mortgage Bond.” The Additional Bonds of the Forty-eighth Series shall be consolidated with, and form a single series with the outstanding Bonds of the Forty-eighth Series originally issued on March 21, 2025 in the principal amount of $400,000,000. Additional Bonds of the Forty-eighth Series issued hereunder shall mature on March 21, 2030 and shall be issued as fully registered bonds in denominations of $2,000 and in integral multiples of $1,000 in excess thereof; they shall bear interest at the rate of 5.073% per annum, payable in arrears, the first interest payment to be made on March 21, 2026, and shall be for the period from the date of first authentication of the Additional Bonds of the Forty-eighth Series through March 21, 2026, with subsequent interest payments payable semiannually on March 21 and September 21 of each year (each such payment date, an “Interest Payment Date”) until the principal of the Additional Bonds of the Forty-eighth Series is paid or made available for payment; the principal of and interest on each Additional Bond of the Forty-eighth Series to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The Additional Bonds of the Forty-eighth Series shall be dated as in Section 10 of the Mortgage provided.

    The Additional Bonds of the Forty-eighth Series shall be issued substantially in the form of Exhibit A, and as further provided in Article II of this Forty-seventh Supplemental Indenture, and shall be deposited on behalf of the purchasers of the Bonds represented thereby with the Corporate Trustee as custodian for The Depository Trust Company (DTC) or such other depositary as may be subsequently designated (the “Depositary”), shall be registered in the name of the Depositary or a nominee of the Depositary and the aggregate principal amount of Bonds of the Forty-eighth Series so issued may from time to time be increased or decreased by adjustments made on the records of the Corporate Trustee and the Depository or its nominee.
At the option of the Holder, any Additional Bonds of the Forty-eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.
    The Additional Bonds of the Forty-eighth Series shall be transferable upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the

Registrar, duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.
    Upon any exchange or transfer of Additional Bonds of the Forty-eighth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of Additional Bonds of the Forty-eighth Series.
    (b)    Upon the delivery of this Forty-seventh Supplemental Indenture, Additional Bonds of the Forty-eighth Series in the aggregate principal amount of $100,000,000 may be authenticated and delivered in whole at any time or in part from time to time pursuant to Article V and/or Article VI of the Mortgage, forthwith and will be Outstanding in addition to $55,000,000 aggregate principal amount of Bonds of the Thirtieth Series Outstanding, $161,000,000 aggregate principal amount of Bonds of the Thirty-first Series Outstanding, $60,000,000 aggregate principal amount of Bonds of the Thirty-second Series Outstanding, $40,000,000 aggregate principal amount of Bonds of the Thirty-third Series Outstanding, $35,000,000 aggregate principal amount of Bonds of the Thirty-fourth Series Outstanding, $15,000,000 aggregate principal amount of Bonds of the Thirty-fifth Series Outstanding, $450,000,000 aggregate principal amount of Bonds of the Thirty-sixth Series Outstanding, $75,000,000 aggregate principal amount of Bonds of the Thirty-seventh Series Outstanding, $125,000,000 aggregate principal amount of Bonds of the Thirty-eighth Series Outstanding, $250,000,000 aggregate principal amount of Bonds of the Fortieth Series Outstanding, $50,000,000 aggregate principal amount of Bonds of the Forty-first Series Outstanding, $100,000,000 aggregate principal amount of Bonds of the Forty-second Series Outstanding, $100,000,000 aggregate principal amount of Bonds of the Forty-third Series Outstanding, $239,000,000 aggregate principal amount of Bonds of the Forty-fifth Series Outstanding, $144,660,000 aggregate principal amount of Bonds of the Forty-sixth Series Outstanding, $175,000,000 aggregate principal amount of Bonds of the Forty-seventh Series Outstanding, and $400,000,000 aggregate principal amount of Bonds of the Forty-eighth Series Outstanding (which are part of the same series as the Additional Bonds of the Forty-eighth Series), at the date of delivery of this Forty-seventh Supplemental Indenture. The aggregate principal amount of the Bonds of the Forty-eighth Series, together with the Additional Bonds of the Forty-eighth Series, shall be $500,000,000.
Subject to the terms and conditions of the Mortgage with respect to the basis for the authentication and delivery of bonds, the Bonds of the Forty-eighth Series may be reopened and additional Bonds of the Forty-eighth Series may be issued in excess of the amount initially authenticated and delivered, provided that such additional Bonds of the Forty-eighth Series will contain substantially the same terms (including the stated maturity and interest rate), except for the price to the public, the issue date, and, if applicable, the initial interest accrual date and first interest payment date, as the other Bonds of the Forty-eighth Series. Any such additional Bonds of the Forty-eighth Series, together with the Bonds of the Forty-eighth Series initially authenticated and the Additional Bonds of the Forty-eighth Series authenticated hereunder, shall constitute a single series under the Mortgage; provided, that such additional Bonds shall not be issued with the same CUSIP, if any, as such Bonds initially authenticated, unless such additional Bonds are fungible with such initially authenticated Bonds for U.S. federal income tax purposes.
    Section 1.02.    Optional Redemption.
    (a)    Except upon the occurrence of a Default as in the Indenture provided and as set forth in Section 1.02(b) below, the Additional Bonds of the Forty-eighth Series will not be subject to any mandatory redemption, sinking fund or other obligation of the Company to amortize, redeem or retire the Additional Bonds of the Forty-eighth Series prior to maturity and, in any case, the Additional Bonds of the Forty-eighth Series shall not be redeemable prior to maturity at the option of any Holder of Additional Bonds of the Forty-eighth Series.
    (b)    (i) Prior to the Par Call Date, Additional Bonds of the Forty-eighth Series shall be redeemable at the option of the Company subject to the requirements of the Indenture in whole or in part at any time and from time to time, upon notice to the Holders of such Bonds sent not less than 30 days but not more than 60 days prior to the date on which such Bonds are fixed to be redeemed (such date fixed for redemption, the “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of: (A)(I) the sum of the present values of the remaining scheduled payments of principal and interest on the Additional Bonds of the Forty-eighth Series being redeemed discounted to the Redemption Date (assuming the Additional Bonds of the Forty-eighth Series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (II) interest accrued to the Redemption Date; and (B) 100% of the principal amount of the Additional Bonds of the Forty-eighth Series being redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. On or after the Par Call Date, the Company shall have the right to redeem the Additional Bonds of the Forty-eighth Series at its option, at any time in whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of the Additional Bonds of the Forty-eighth Series being redeemed plus accrued and unpaid interest on the principal amount of the Additional Bonds of the Forty-eighth Series being redeemed to, but excluding, the Redemption Date.
For purposes of this Section 1.02(b)(i):
“Par Call Date” means February 21, 2030.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:
(1)    the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or
(2)    if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or
(3)    if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.
For purposes of the paragraph above, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

    The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the calculation by the Company of any Redemption Price of the Additional Bonds of the Forty-eighth Series.
(ii)    In the case of each partial redemption of the Additional Bonds of the Forty-eighth Series pursuant to Section 1.02(b)(i), the principal amount of the Additional Bonds of the Forty-eighth Series to be redeemed shall be allocated by the Company among all of the Additional Bonds of the Forty-eighth Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption. Any notice of intention to redeem need not specify the Redemption Price but shall be sufficient if it sets forth in brief terms the manner in which the Redemption Price is to be calculated. Each such notice of intention to redeem shall specify (i) the Redemption Date (which shall be a Business Day), (ii) the aggregate principal amount of the Additional Bonds of the Forty-eighth Series to be redeemed on such date, (iii) the principal amount of each such Bond held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, (iv) any condition of such redemption and that such redemption may, in the Company’s discretion be delayed or may not occur and that such notice may be rescinded in the event that any or all such conditions have not been satisfied by the Redemption Date or Redemption Date so delayed.
    (iii)    The Company shall not be required to make transfers or exchanges of Bonds for a period of ten (10) days next preceding any Interest Payment Date, or next preceding any designation of Bonds to be redeemed. The Company shall not be required to make transfers or exchanges of any such Bonds designated in whole or in part for redemption. Unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date interest will cease to accrue on the Additional Bonds of the Forty-eighth Series or portions thereof called for redemption.
    (c)    In the case of each redemption of the Bonds pursuant to this Section 1.02, the principal amount of such Bonds to be redeemed shall become due and payable on the date fixed for such redemption as set forth in this Section 1.02.
    Section 1.03.    Interest.
    The Additional Bonds of the Forty-eighth Series shall bear interest for each Interest Period (as hereinafter defined) at a rate per annum of 5.073%.
    The period commencing on an Interest Payment Date and ending on the day next preceding the next succeeding Interest Payment Date shall be an “Interest Period”; provided that the first Interest Period shall begin on the Initial Interest Accrued Date of the Bonds and extend through March 20, 2026, the day preceding the first Interest Payment Date.
    Interest payments for the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. If (x) an Interest Payment Date falls on a day that is not a Business Day, subject to clause (y) such Interest Payment Date will be the immediately succeeding Business Day with the same force and effect as if made on the original Interest

Payment Date, and no interest shall accrue for the period from and after such original Interest Payment Date, and (y) any payment of principal of or Make-Whole Amount on any Bond (including principal due on the Redemption Date or Stated Maturity of such Bond) and the accrued interest thereon that is due on a date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on the scheduled due date, except that in calculating the accrued interest due on such next succeeding Business Day the additional days elapsed shall be included. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.
    Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest; provided, however, that interest payable at maturity (whether the stated maturity or maturity resulting from declaration of acceleration, call for redemption or otherwise) shall be payable to the Person to whom the principal of such Bond shall be payable.
ARTICLE II
TRANSFER AND EXCHANGE OF BONDS; BOOK ENTRY
Section 2.01.    Form of Bonds.
(a)    The Additional Bonds of the Forty-eighth Series shall be substantially in the form of Exhibit A attached hereto. Each Bond shall represent such aggregate principal amount of the outstanding Bonds as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Bonds from time to time endorsed thereon and that the aggregate principal amount of outstanding Bonds represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Bond to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Bonds represented thereby shall be made by the Corporate Trustee, the Depositary or the Bond Custodian, at the direction of the Corporate Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.03 of this Article.
(b)    The Corporate Trustee has been appointed by the Depositary to act as Bond Custodian with respect to the Global Bonds.
Section 2.02.    Transfer and Exchange of Global Bonds. A Global Bond may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Bonds shall be exchanged by the Company for Certificated Bonds only if:
(a)    the Company delivers to the Corporate Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Bonds or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or
(b) the Company, at its option, notifies the Corporate Trustee in writing that it elects to cause issuance of the Additional Bonds of the Forty-eighth Series in certificated form, subject to the procedures of the Depositary; or
(c)    there has occurred and is continuing a Default with respect to the Additional Bonds of the Forty-eighth Series.

    Upon the occurrence of any of the preceding events in (a), (b) or (c) above, Certificated Bonds shall be issued in such names as the Depositary shall instruct the Corporate Trustee. Subject to the provisions of this Forty-seventh Supplemental Indenture, Global Bonds also may be exchanged or replaced, in whole or in part, as provided in Sections 12 and 16 of the Indenture. Every Additional Bond of the Forty-eighth Series authenticated and delivered in exchange for, or in lieu of, a Global Bond or any portion thereof, pursuant to Sections 12 and 16 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Bond. A Global Bond may not be exchanged for another Additional Bond of the Forty-eighth Series other than as provided in this Section 2.02(c), however, beneficial interests in a Global Bond may be transferred and exchanged as provided in Sections 2.03 or 2.04 of this Article.

    Section 2.03.    Transfer and Exchange of Beneficial Interests in the Global Bonds. The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Depositary, in accordance with the provisions of this Forty-seventh Supplemental Indenture and the Applicable Procedures. Beneficial interests in the Global Bonds shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Bonds also shall require compliance with either subparagraph (a) or (b) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

    (a)    Transfer of Beneficial Interests in the Same Global Bond. Beneficial interests in any Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Bond; provided, however, that prior to the expiration of the Resale Restriction Termination Date, transfers of beneficial interests in the Regulation S Global Bond may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.03(a).

    (b)    All Other Transfers and Exchanges of Beneficial Interests in Global Bonds. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Bond to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Bond), the transferor of such beneficial interest must deliver to the Registrar both (A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Bond in an amount equal to the beneficial interest to be transferred or exchanged and (B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Bond shall be registered to effect the transfer or exchange referred to in (A) above.

Section 2.04.    Transfer and Exchange of Certificated Bonds for Beneficial Interests.
(a)    Certificated Bonds to Beneficial Interests in Global Bonds. If any Holder of a Certificated Bond proposes to exchange such Additional Bonds of the Forty-eighth Series for a beneficial interest in a Global Bond or to transfer such Certificated Bonds to a Person who takes delivery thereof in the form of a beneficial interest in a Global Bond, then, upon receipt by the Registrar of the following documentation:
        (i)    if the Holder of such Certificated Bond proposes to exchange such Additional Bonds of the Forty-eighth Series for a beneficial interest in a Global Bond, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in Item (1)(b) thereof;
        (ii)    if such Certificated Bond is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (1) thereof;
        (iii)    if such Certificated Bond is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (2) thereof;
        (iv)    if such Certificated Bond is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(a) thereof;
        (v)    if such Certificated Bond is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, other than those listed in subparagraphs (ii) through (iv) above, a certificate in the form of Exhibit B hereto, including certifications, certificates, and any Opinion of Counsel required by Item (3) thereof, if applicable;
        (vi)    if such Certificated Bond is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(b) thereof; or
        (vii)    if such Certificated Bond is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in Item (3)(c) thereof, the Corporate Trustee, upon notice of receipt of such documentation by the Registrar, shall cancel the Certificated Bond, increase or cause to be increased the aggregate principal amount of, in the case of subparagraph (i) above, the appropriate Global Bond and, in the case of subparagraph (ii) above, the Rule 144A Global Bond, and, in the case of subparagraph (iii) above, the Regulation S Global Bond.
    Section 2.05.    Transfer and Exchange of Certificated Bonds for Certificated Bonds. Upon request by a Holder of Certificated Bonds and such Holder’s compliance with the provisions of this Section 2.05, the Registrar shall register the transfer or exchange of Certificated Bonds. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.05.
    (a)    Certificated Bonds to Certificated Bonds. Certificated Bonds may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:
        (i)    if the transfer shall be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (1) thereof;
        (ii)    if the transfer shall be made pursuant to Rule 903 or Rule 904 of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in Item (2) thereof; and
        (iii)    if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by Item (3) thereof, if applicable.
Section 2.06.    Legends. The following legends shall appear on the face of all Global Bonds and Certificated Bonds issued under this Forty-seventh Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Forty-seventh Supplemental Indenture.
(a)    Global Bond Legend.    Each Bond that is a Global Bond (and all Additional Bonds of the Forty-eighth Series issued in exchange therefore or substitution thereof) shall bear the legend in substantially the following form:
    THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS BOND NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS

SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE HOLDER OF THIS BOND BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)), OR (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH BOND, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, THE SECURITIES LAWS OF ANY OTHER JURISDICTION, INCLUDING ANY STATE OF THE UNITED STATES, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO EACH OF THEM AND/OR A CERTIFICATE OF TRANSFER OR EXCHANGE IN THE FORM PRESCRIBED IN THE INDENTURE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
BY ITS ACQUISITION AND HOLDING OF THIS BOND, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT (I) IT IS NOT AND WILL NOT BE FOR SO LONG AS IT HOLDS ANY BOND (OR INTEREST IN A BOND) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” PURSUANT TO U.S. DEPARTMENT OF LABOR REGULATIONS AT 29 C.F.R. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) of ERISA, OR AN EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR OTHER ARRANGEMENT THAT IS NOT SUBJECT TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE BUT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR OTHER LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS”) (EACH, A “PLAN”) OR ANY PERSON ACTNG ON BEHALF OF, OR USING ASSETS OF, A PLAN, OR (II) IF THE PURCHASER OR TRANSFEREE IS A FIDUCIARY WITH RESPECT TO A PLAN, OR ANY OTHER PERSON ACTING ON BEHALF OF, OR INVESTING ASSETS OF, A PLAN, THE ACQUISITION, HOLDING AND DISPOSITION OF THIS BOND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR, IN THE CASE OF A PLAN SUBJECT TO SIMILAR LAWS, WILL NOT CONSTITUTE OR RESULT IN A VIOLATION OF APPLICABLE SIMILAR LAWS.
ANY PURCHASER OR TRANSFEREE THAT IS OR IS ACTING ON BEHALF OF, OR INVESTING ASSETS OF, A PLAN ALSO WILL BE DEEMED TO REPRESENT AND

WARRANT BY VIRTUE OF ITS ACQUISITION OF SUCH BONDS (OR ANY INTEREST IN THE BONDS) THAT: (A) THEY HAVE BEEN INFORMED OF AND UNDERSTAND, WITH RESPECT TO THE PLAN TO WHICH THEY SERVE AS A FIDUCIARY, THE APPLICABLE PLAN'S FIDUCIARY INVESTMENT OBJECTIVES, POLICIES, LIMITATIONS, FEE STRUCTURE AND STRATEGIES AND THAT THE DECISION TO INVEST THE ASSETS OF THE PLAN IN THE BONDS WAS MADE WITH APPROPRIATE CONSIDERATION OF RELEVANT INVESTMENT FACTORS WITH REGARD TO SUCH PLAN AND IS IN ACCORDANCE WITH THE PURCHASER'S OR TRANSFEREE'S FIDUCIARY DUTIES AND RESPONSIBILITIES IMPOSED UPON SUCH FIDUCIARIES WITH REGARD TO THEIR INVESTMENT DECISIONS UNDER ERISA OR SIMILAR LAWS, AS APPLICABLE; (B) THE PURCHASER'S OR TRANSFEREE’S ACQUISITION AND HOLDING OR TRANSFEREE'S RECEIPT AND HOLDING OF THE BONDS IS PERMITTED UNDER THE GOVERNING DOCUMENTS OF THE PLAN; (C) IN DECIDING TO ACQUIRE OR CONTINUE TO HOLD THE BONDS, THE PURCHASER OR TRANSFEREE HAS CONSIDERED, TO THE EXTENT REQUIRED BY LAW OR THE GOVERNING DOCUMENTS OF EACH PLAN, THE CASH NEEDS, INVESTMENT POLICIES, PORTFOLIO COMPOSITION AND APPROPRIATE LIQUIDITY AND DIVERSIFICATION OF ASSETS OF EACH SUCH PLAN; (D) NO TRANSACTION PARTY (AS DEFINED HEREIN) HAS ACTED AS A FIDUCIARY OF THE ANY PLAN WITH RESPECT TO THE PLAN'S ACQUISITION OR HOLDING OF ANY BONDS AND NO TRANSACTION PARTY SHALL AT ANY TIME BE RELIED UPON AS SERVING AS A FIDUCIARY OF A PLAN WITH RESPECT TO ANY DECISION TO ACQUIRE CONTINUE TO HOLD OR REDEEM ANY BONDS; AND (E) NO TRANSACTION PARTY HAS PROVIDED ANY INVESTMENT RECOMMENDATION OR INVESTMENT ADVICE WITH RESPECT TO A PLAN'S ACQUISITION OR HOLDING OR DISPOSITION ANY OF THE BONDS.
Additionally, for so long as DTC is the Depositary with respect to any Global Bond, each such Global Bond shall also bear a legend in substantially the following form:
UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ANY SUCCESSOR THERETO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
(b)    Regulation S Global Bond Legend.    Each Regulation S Global Bond shall bear the legend set forth in Section 2.06(a) and, in addition, shall bear a legend in substantially the following form (the “Regulation S Global Bond Legend”):
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A REGULATION S PERMANENT GLOBAL BOND, ARE AS SPECIFIED IN THE UNSECURED DEBT INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

    Section 2.07.    Cancellation and/or Adjustment of Global Bonds. At such time as all beneficial interests in a particular Global Bond have been exchanged for Certificated Bonds or a particular Global Bond has been redeemed, repurchased or canceled in whole and not in part, each such Global Bond shall be returned to or retained and canceled by the Corporate Trustee in accordance with Section 13 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Bond or for Certificated Bonds, the principal amount of Additional Bonds of the Forty-eighth Series represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond, by the Corporate Trustee, the Bond Custodian or the Depositary at the direction of the Corporate Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Bond, such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond, by the Corporate Trustee, the Bond Custodian or by the Depositary at the direction of the Corporate Trustee, to reflect such increase.
    Section 2.08.    General Provisions Relating to Transfers and Exchanges.
    (a)    To permit registrations of transfers and exchanges, subject to this Article II, the Company shall execute and, upon the Company’s order, the Corporate Trustee or an Authenticating Agent shall authenticate Global Bonds and Certificated Bonds at the Registrar’s request. The Corporate Trustee has been appointed as Registrar with respect to the Bonds.
    (b)    None of the Company, the Trustees, the Paying Agent or the Registrar shall have any responsibility or obligation to any Participant, Indirect Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in the Bonds or with respect to the delivery to any Participant, Indirect Participant or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds. All notices and communications to be given to the Holders and all payments to be made to Holders under the Bonds and this Forty-seventh Supplemental Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Bond). The rights of beneficial owners in the Global Bond shall be exercised only through the Depositary subject to the Applicable Procedures. The Company, the Trustee, the Paying Agent and the Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants and any Indirect Participants. The Company, the Trustee, the Paying Agent and the Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Bond for all purposes of this Indenture relating to such Global Bond (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Bond) as the sole holder of such Global Bond and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, the Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Bond, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Bond, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any Indirect Participant, or for any transfers of beneficial interests in any such Global Bond.
    (c)    Notwithstanding the foregoing, with respect to any Global Bond, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Bond or shall impair, as between such Depositary and owners of beneficial interests in such Global Bond, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Bond.
ARTICLE III
Definitions
    The following terms shall have the meanings provided herein for all purposes of this Supplemental Indenture, unless the context clearly requires otherwise (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“144A Global Bond” means the global Bond in the form of Exhibit A hereto bearing the Global Bond Legend and deposited with, or in custody for, and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Bonds sold in reliance on Rule 144A.
“Agent” means any Registrar, paying agent or co-registrar.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Bond, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular) person (as that term is used in Section 13(d)(3) of the Exchange Act), that “person” shall be deemed to have beneficial ownership of all securities that the “person” has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law or executive order to close in The City of New York.
“Certificated Bond” means a certificated Bond registered in the name of the Holder thereof and issued in accordance with the Mortgage as heretofore amended and supplemented,

substantially in the form of Exhibit A hereto, except that such Bond shall not bear the Global Bond Legend and shall not have the “Schedule of Exchanges of Interests in the Global Bond” attached thereto.
“Clearstream” means Clearstream Banking S.A.
    “Depositary” has the meaning ascribed in Section 1.01 of this Forty-seventh Supplemental Indenture.
    “Euroclear” means Euroclear Bank SA/NV, as operator of the Euroclear System.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
    “Global Bond Legend” means the legend set forth in Section 2.06(a) hereof to be placed on all Global Bonds issued under this Forty-seventh Supplemental Indenture.
    “Global Bonds” means, individually and collectively, means the 144A Global Bond and the Regulation S Global Bond, substantially in the form of Exhibit A hereto issued in accordance with the Mortgage as heretofore amended and supplemented.
    “Holder” means a Person in whose name a Bond is registered.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Bond through a Participant.
    “Non-U.S. Person” means a Person who is not a U.S. Person.
    “Participant” means, with respect to DTC, Euroclear or Clearstream, a Person who has an account with DTC, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
    “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, association, joint-stock company, trust, joint venture, government, or any agency or political subdivision thereof or any other entity.
“Predecessor Bond” of any particular Bond means every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purposes of this definition, any Bond authenticated and delivered under Section 2 of the Indenture in exchange for or in lieu of a mutilated, destroyed, lost or stolen Bond shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Bond.
“Qualified Institutional Buyer” or “QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
    “Record Date” means, with respect to any Interest Payment Date, the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

    “Registrar” means the Person appointed by the Company to maintain the Bond register, in which register, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Bonds and for the exchange and transfer of Bonds.
“Regulation S” means Regulation S promulgated under the Securities Act.
    “Regulation S Global Bond” means a Regulation S Global Bond in the form of Exhibit A hereto bearing the Global Bond Legend and the Regulation S Global Bond Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Bonds sold in reliance on Regulation S.
“Resale Restriction Termination Date” means (i) in the case of Rule 144A Bonds, the date which is one year (or such other date when resales of securities by nonaffiliates are first permitted under Rule 144(d) without condition) after the later of the date of the original issue of the Bonds or the date of any subsequent reopening of the Bonds and the last date on which NorthWestern or any of its affiliates were the owner of such Bonds (or any predecessor thereto) or (ii) in the case of Regulation S Bonds, 40 days following the later of the commencement of the offering of these Bonds and the closing of the offering of these Bonds, or (iii) in any case such later date, if any, as may be required by applicable law.
“Rule 144” means Rule 144 under the Securities Act.
    “Rule 144A” means Rule 144A under the Securities Act.
    “Rule 903” means Rule 903 under the Securities Act.
    “Rule 904” means Rule 904 under the Securities Act.
    “Securities Act” means the Securities Act of 1933, as amended.
    “Stated Maturity” when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal (whether as a result of scheduled amortization or otherwise) or interest is due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).
“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
ARTICLE IV
Reservation of Right to Make Amendments
    Section 4.01    The Company reserves the right, without any consent or other action by the Holders of Bonds of the Forty-eighth Series, or bonds of any subsequent series, to make such amendments to the Mortgage (as supplemented) as shall be necessary in order to cause there to be excluded from the Mortgaged and Pledged Property and the Lien of the Mortgage (as

supplemented) at all times, including, without limitation, in the event and following the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage (as supplemented) by reason of the occurrence of a Default as defined in Section 65 thereof, all of the Company’s right, title and interest, whenever arising or acquired, in, to and under all accounts (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York), all accounts receivable, all payments for goods sold or leased or for services rendered (whether or not they have been earned by performance), all rights in any merchandise or goods which any of the foregoing may represent, all rights, title, security and guaranties with respect to any or all of the foregoing, and all proceeds (as defined in the Uniform Commercial Code as in effect from time to time in the State of New York) of, and all collections from or with respect to, any or all of the foregoing.
ARTICLE V
Amendments to Mortgage
    Section 5.01.    So long as any of the Bonds of the Forty-eighth Series remain Outstanding, Section 7 of the Mortgage is amended by adding at the end thereof the following additional paragraphs:
    If any bonds Outstanding at the date of a Net Earning Certificate (except any for the refunding of which the bonds applied for are to be issued) or any bonds then applied for in pending applications (including the application in connection with which such Net Earning Certificate is made) bear or are to bear interest at a variable rate or variable rates such that the interest requirements with respect to such bonds for any twelve (12) month period prior to the stated maturity date of such bonds are not determinable at the date of such Net Earning Certificate (any such bonds being referred to as “Variable Rate Bonds”), then (in lieu of setting forth the Annual Interest Requirements (as otherwise prescribed by this Section 7), such Net Earning Certificate shall (A) set forth (i) the sum of the amounts required by clauses (i) through (iv) of paragraph (B) of this Section 7 (in the case of such clauses (i) and (ii), excluding the interest requirements in respect of the Variable Rate Bonds) (the sum of such amounts being referred to herein and to be referred to in such Net Earning Certificate as the “Fixed Rate Interest Amount”), and (ii) the amount (referred to herein and to be referred to in such Net Earning Certificate as the “Maximum Permitted Variable Rate Interest Amount”) by which (x) one-half of the Adjusted Net Earnings of the Company set forth in such Net Earning Certificate, exceeds (y) the Fixed Rate Interest Amount set forth in such Net Earning Certificate, and (ii) if such Net Earning Certificate is accompanied by a certificate of an independent (as hereinafter defined) investment banking firm, signed by a managing director or officer thereof, to the effect that, based upon historical fluctuations in the indices upon which the variable rate or variable rates borne by the Variable Rate Bonds are based, and taking into account the margins to be added to or subtracted from such indices and/or any other adjustments to be made in determining such variable rate or variable rates and prevailing and projected conditions in the markets influencing such indices, such independent (as hereinafter defined) investment banking firm believes (or is of the view), as of the date of such certificate, that the aggregate amount of interest to be payable on all of the Variable Rate Bonds during any period of twelve (12) months prior to the stated maturity date last to occur of any of the Variable Rate Bonds will not exceed the Maximum Permitted Variable Rate Interest Amount (as calculated by the Company in such Net Earning Certificate without any responsibility on the part of such independent (as hereinafter defined) investment banking firm for the calculation thereof), such Net Earning Certificate shall be deemed for all purposes of the Mortgage (including, without limitation, Sections 26, 28 and 29 of the Mortgage) to show Adjusted Net Earnings of the Company to be as required by Section 27 of the Mortgage. As used in this Section 7, “independent” means, with respect to an investment banking firm that provides a certificate pursuant to this Section 7, that: (i) such investment banking firm is competent to provide such certificate (and such investment banking firm shall be conclusively presumed to be competent to provide such certificate if such investment banking firm is an investment banking firm of nationally recognized standing and engages in interest rate swap transactions in the ordinary course of its business); (ii) such investment banking firm does not have any direct or indirect investment in the Company or in any bonds that, as of the date of such certificate, are Outstanding or the subject of a pending application for authentication and delivery under the Mortgage (including, without limitation, any bonds that are subject of the Net Earning Certificate to which such certificate relates) or in any affiliate of the Company (other than de minimus amounts of loans or securities of the Company or affiliates of the Company held in its or its affiliates’ accounts and any investment in, or ownership of, additional securities or loans of the Company or affiliates of the Company resulting from its market making activities in the ordinary course of its business); (iii) such investment banking firm is not, and none of its officers or directors is, an affiliate of the Company; and (iv) such investment banking firm is not acting as an underwriter with respect to any bonds that are the subject of the Net Earning Certificate to which such certificate relates or as an arranger or provider of the loans, extensions of credit or other securities (if any) for which such bonds are collateral security.
    If the Company is a successor corporation (within the meaning of Section 86 of this Indenture), the “Adjusted Net Earnings of the Company” as set forth in each Net Earning Certificate shall be calculated as described in the last two sentences of Section 86 of this Indenture.
    Section 5.02.    So long as any of the Bonds of the Forty-eighth Series remain Outstanding, Section 27 of the Mortgage is amended by adding at the end thereof the following additional sentence:

As described in the penultimate paragraph of Section 7 hereof, and subject to the conditions therein specified, a Net Earning Certificate shall be deemed to show Adjusted Net Earnings of the Company to be as required by this Section 27 (without any necessity for such Net Earning Certificate to specify Annual Interest Requirements).
    Section 5.03.    So long as any of the Bonds of the Forty-eighth Series are Outstanding, Section 86 of the Mortgage is amended by adding at the end thereof the following additional sentences:
For the avoidance of any doubt, it is expressly stated that in the event that a successor corporation (having succeeded to and having been substituted for the Company in accordance with this Section 86) shall exercise any right under this Indenture (whether as to the issuance of additional bonds (including, without limitation, the Bonds of the Forty-eighth Series), the withdrawal of cash, the release of property, the taking of credit under Section 39 or Section 40 hereof, or otherwise) and a Net Earning Certificate shall be required by the terms of this Indenture in connection therewith, the “Adjusted Net Earnings of the Company” shall be, and shall be stated in such Net Earning Certificate to be, the lesser of (A) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of Section 7 of this Indenture (and the other provisions of such Section 7 that are relevant to such paragraph) on the basis of (i) the items set forth in clauses (1), (2), (4) and (6) of paragraph (A) of such Section 7 being such portions of such items of such successor corporation as are reasonably allocated by such successor corporation to or from the Mortgaged and Pledged Property as a plant or plants and an operating system or operating systems (and if, on the date of a Net Earning Certificate, such successor corporation shall be a party to any other general or first mortgage indenture and deed of trust relating to property other than the Mortgaged and Pledged Property and the lien of such other mortgage indenture and deed of trust shall not have been discharged, such reasonable allocation shall be in a manner consistent with the manner of allocation utilized and/or to be utilized by such successor corporation in making calculations of the “Adjusted Net Earnings of the Company” (or other comparable term) under and as defined in such other mortgage indenture and deed of trust), (ii) the item set forth in clause (8) of paragraph (A) of such Section 7 being calculated without regard to income (net) derived from any electric and/or gas utility business of the successor corporation in which the Mortgaged and Pledged Property is not utilized (but otherwise in accordance with such Section 7), and (iii) the item set forth in clause (10) of paragraph (A) of such Section 7 being calculated without regard to sub-clause (b) of such clause and without regard to the proviso to such clause (but otherwise in accordance with such clause), and (B) the amount (for the applicable period selected in accordance with paragraph (A) of Section 7 of this Indenture) determined in accordance with paragraph (A) of Section 7 of this Indenture (and the other provisions of such Section 7 that are relevant to such paragraph)

(without any allocation or distinction as to the derivation of the items set forth in any of the clauses of paragraph (A) of such Section 7, other than allocation or distinction between (i) the electric and/or gas utility business or businesses in which such successor corporation is engaged (whether or not the Mortgaged and Pledged Property is utilized in connection therewith), and (ii) the other business or businesses in which such successor corporation is engaged (with such other business or businesses being given effect under the items set forth in clauses (8) and (10) of paragraph (A) of such Section 7)). Each such Net Earning Certificate shall contain a statement of the signers of such Net Earning Certificate that, in the opinion of such signers, the allocations made in the calculations of “Adjusted Net Earnings of the Company” as set forth in such Net Earning Certificate are in accordance with the requirements of the preceding sentence of this Section 86.
    Section 5.04.    For so long as any Bonds of the Forty-eighth Series are Outstanding, the Company shall not subject, or permit to be subjected, any Mortgaged and Pledged Property under the Mortgage to the lien of the Company’s General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, as amended and supplemented.
    Section 5.05.    With respect to any Bonds issued on or after the date hereof, the fourth to last paragraph of Section 52 is hereby amended and restated in its entirety as follows:
Notice of intention to redeem to the registered owner of any bond registered as to principal and interest or as to principal only which is to be redeemed in whole or in part shall be mailed by or on behalf of the Company, not less than thirty (30) days before the date fixed for redemption, to him at his last address appearing upon the registry books. Such notice shall state any condition of such redemption and shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.
ARTICLE VI
Certain Covenants
Section 6.01.    So long as any Bonds of the Forty-eighth Series are Outstanding under the Indenture during such periods as the Company is not subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Corporate Trustee who shall cause to be mailed, at the Company’s request, to each holder of the Bonds of the Forty-eighth Series at such holder’s registered address:
    (a)    as soon as reasonably available and in any event within 120 days after the end of each fiscal year, the Company’s audited balance sheet, income statement and cash flow statement for such fiscal year prepared in accordance with United Sates generally accepted accounting principles (with notes to such financial statements), together with an audit report thereon by an independent accounting firm of established national reputation, and management’s narrative analysis of the results of operations explaining the reasons for material changes in the amount of revenue and expense items between the most recent fiscal year presented and the fiscal year immediately preceding it, as described in Instruction I(2)(a) of Form 10-K of the Exchange Act; and

    (b)    as soon as reasonably available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the Company’s unaudited balance sheet, unaudited income statement and unaudited cash flow statement for such fiscal quarter prepared in accordance with United States generally accepted accounting principles (with notes to such financial statements).
    With respect to the information set forth in Sections 6.01(a) and (b) above in this Article VI, the Company shall post copies of such information on the website of NorthWestern Energy Group, Inc. (which is the Company’s parent company), or by similar publicly available means, for so long as the Bonds of the Forty-eighth Series remain Outstanding. Furthermore, so long as such information is so posted, the delivery requirement set forth in Sections 6.01(a) and (b) above in this Article VI shall be deemed satisfied.
In addition, for so long as any Bonds of the Forty-eighth Series remain Outstanding under the Indenture, the Company will furnish to prospective purchasers of the C-32
Bonds of the Forty-eighth Series, upon their request, the information set forth in Sections 6.01(a) and (b) above in this Article VI, as well as any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for compliance with Rule 144A.
Delivery of such reports, information and documents to the Corporate Trustee is for informational purposes only and the Corporate Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder or under the Indenture (as to which the Corporate Trustee is entitled to rely exclusively on an Officers’ Certificate).
ARTICLE VII
Miscellaneous Provisions

Section 7.01. Subject to the amendments provided for in this Forty-seventh Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Forty-seventh Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.
Section 7.02. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore supplemented, set forth and upon the following terms and conditions:
The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Forty-seventh Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-seventh Supplemental Indenture.
Section 7.03. Whenever in this Forty-seventh Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-seventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees shall, subject as aforesaid, bind and inure to the respective benefit of the respective successors and assigns of such parties, whether so expressed or not.
Section 7.04. Nothing in this Forty-seventh Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Indenture, any right, remedy or claim under or by reason of this Forty-seventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Indenture.
Section 7.05. This Forty-seventh Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 7.06. All notices and communications from a Holder to the Trustees provided for hereunder shall be in writing and sent to the Corporate Trustee (a) by telecopy if the sender on the same day sends to the Corporate Trustee a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent to the Corporate Trustee at 240 Greenwich Street, 7E, New York, New York, 10286; Attention: Corporate Trust Division – Corporate Finance Unit or at such other address as the Corporate Trustee shall have specified to the Company in writing. Notices under this Section 7.06 will be deemed given only when actually received.

    IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents, and THE BANK OF NEW YORK MELLON, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents or one of its Assistant Vice Presidents, and DIMPLE GANDHI, for all like purposes, has hereunto set her hand, as of the day and year first above written.

NORTHWESTERN CORPORATION

By: /s/ Crystal D. Lail
Crystal D. Lail
Vice President and Chief Financial Officer

STATE OF SOUTH DAKOTA    )
                    ) ss.
COUNTY OF LINCOLN        )
    This instrument was acknowledged before me on this 3rd day of November, 2025, by Crystal D. Lail, Vice President and Chief Financial Officer, of NORTHWESTERN CORPORATION, a Delaware corporation.

/s/ Chelsey Wilson
Notary Public

[SEAL]

THE BANK OF NEW YORK MELLON,
as Corporate Trustee

By: /s/ Glenn Kunak
Name: Glenn Kunak
Title: Vice President

STATE OF NEW YORK        )
                     ) ss.
COUNTY OF NEW YORK         )
    This instrument was acknowledged before me on this 4th day of November, 2025, by Glenn Kunak, a Vice President of THE BANK OF NEW YORK MELLON, a New York corporation.

/s/ Rafael Bar
Notary Public
[seal]

/s/ Dimple Gandhi
Dimple Gandhi, as Co-Trustee

STATE OF NEW YORK    )
                ) ss.
COUNTY NEW YORK    )
    This instrument was acknowledged before me on this 4th day of November, 2025, by Dimple Gandhi, as Co-Trustee under the Mortgage and Deed of Trust dated as of October 1, 1945, with NorthWestern Corporation.

/s/ Rafael Bar
Notary Public
[seal]

EXHIBIT A
FORM OF BOND
(FACE OF BOND)
[Insert the Global Bond Legend, pursuant to the provisions of the Forty-seventh Supplemental Indenture]
[Insert the Reg S Global Bond Legend, if applicable, pursuant to the provisions of the Forty-seventh Supplemental Indenture]
NORTHWESTERN CORPORATION
FIRST MORTGAGE BOND, 5.073% SERIES DUE MARCH 21, 2030

No. [_____]	CUSIP: [] $_______________ [2]

    NORTHWESTERN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”), for value received, hereby promises to pay to ______________________ or its registered assigns, on March 21, 2030 at the office or agency of the Company in the Borough of Manhattan, The City of New York, $______________ dollars in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the Holder hereof interest thereon from the date of first authentication of Bonds of the series herein designated, at the rate per annum of 5.073% (computed on the basis of a 360-day year of twelve 30-day months), in like coin or currency at such office or agency on March 21 and September 21 in each year, until the Company’s obligation with respect to the payment of such principal shall have been discharged; provided, however that, to the extent permitted by law, during the continuance of a Default, the interest rate shall be a rate per annum from time to time equal to the greater of (i) the Interest Rate plus 2% or (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon from time to time in New York, New York as its “base” or “prime” rate.
    This Bond is issued by the Company pursuant to the Forty-sixth Supplemental Indenture, dated March 1, 2025 (such supplemental indenture, the “Forty-sixth Supplemental Indenture”) and the Forty-seventh Supplemental Indenture, dated as of November 1, 2025, between the Company and the Trustees (such supplemental indenture, the “Forty-seventh Supplemental Indenture”). The terms of this Bond shall be those specified herein and pursuant to the Mortgage (as hereinafter defined), as heretofore amended and supplemented, including by the Forty-sixth Supplemental Indenture and the Forty-seventh Supplemental Indenture.
    The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though set fully forth at this place.
2 Additional Bonds of the Forty-eighth Series issued under Regulation S shall be issued and maintained under a temporary CUSIP number during a 40-day distribution compliance period.

    This Bond shall not become obligatory until The Bank of New York Mellon, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.
    IN WITNESS WHEREOF, NORTHWESTERN CORPORATION has caused this instrument to be signed in its corporate name by its Chairman of the Board or its President or one of its Vice-Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his/her signature or a facsimile thereof.
Dated: _____________________
    NORTHWESTERN CORPORATION

    By ____________________________

Attest: ____________________________

CORPORATE TRUSTEE’S AUTHENTICATION CERTIFICATE
    This Bond is one of the Bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

Dated: _____________________    THE BANK OF NEW YORK MELLON,
     as Corporate Trustee

    By ____________________________
     Authorized Signatory

(REVERSE OF BOND)

    General
    This Bond is one of an additional issue of Bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 5.073% Series due March 21, 2030, all bonds of all series issued and to be issued under and equally secured by (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the “Mortgage”), dated as of October 1, 1945, executed by the Company to Guaranty Trust Company of New York (The Bank of New York Mellon, successor) and Arthur E. Burke (Dimple Gandhi, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are, and are to be, secured and the circumstances under which additional Bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding under the Mortgage and, if the rights of the holders of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least 66 2/3% in principal amount of the bonds then outstanding of each series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of (and premium, if any) and interest on this Bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of the benefit of a lien on the mortgaged and pledged property.
    The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.
    This Bond is transferable as prescribed in the Mortgage by the Holder hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Forty-seventh Supplemental Indenture, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage; provided that, this Bond shall also be subject to the restrictions on transfer and exchange that appear above. The Company and the Trustees may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.
    In the manner prescribed in the Mortgage, any Bonds of this series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of registered Bonds of the same series of other authorized denominations.
    No recourse shall be had for the payment of the principal of or interest on this Bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Mortgage.
    Capitalized terms used in this Bond shall have the meanings ascribed to them in the Forty-seventh Supplemental Indenture or in the Mortgage.
    Interest
    The Bonds shall bear interest for each Interest Period (as hereinafter defined) at a rate per annum of 5.073% (the “Interest Rate”), as set forth in Section 1.03 of the Forty-seventh Supplemental Indenture.
    The period commencing on an Interest Payment Date and ending on the day preceding the next succeeding Interest Payment Date shall be an “Interest Period,” provided that the first Interest Period shall begin on the date of the first authentication of the Bonds and extend through March 20, 2026, the day preceding the first Interest Payment Date. Interest on this Bond shall accrue from the date of the first authentication of the Bonds to the first Interest Payment Date and, thereafter, shall accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for.
    Interest payments for the Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. If (x) an Interest Payment Date falls on a day that is not a Business Day, subject to clause (y) such Interest Payment Date will be the immediately succeeding Business Day with the same force and effect as if made on the original Interest Payment Date, and no interest shall accrue for the period from and after such original Interest Payment Date, and (y) any payment of principal of or Make-Whole Amount on any Bond (including principal due on the Redemption Date or Stated Maturity of such Bond) and the accrued interest thereon that is due on a date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on the scheduled due date, except that in calculating the accrued interest due on such next succeeding Business Day the additional days elapsed shall be included. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

    Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such interest; provided, however, that interest payable at maturity (whether the stated maturity or maturity resulting from declaration of acceleration, call for redemption or otherwise) shall be payable to the Person to whom the principal of such Bond shall be payable.
    Reopening of Series
Subject to the terms and conditions of the Mortgage with respect to the basis for the authentication and delivery of bonds, the Bonds of the Forty-eighth Series may be reopened and additional Bonds of the Forty-eighth Series may be issued in excess of the amount initially authenticated and delivered, provided that such additional Bonds of the Forty-eighth Series will contain substantially the same terms (including the stated maturity and interest rate), except for the price to the public and issue date, as the other Bonds of the Forty-eighth Series. Any such additional Bonds of the Forty-eighth Series, together with the Bonds of the Forty-eighth Series initially authenticated and the Additional Bonds of the Forty-eighth Series authenticated hereunder, shall constitute a single series under the Mortgage; provided, that such additional Bonds shall not be issued with the same CUSIP, if any, as such Bonds initially authenticated, unless such additional Bonds are fungible with such initially authenticated Bonds for U.S. federal income tax purposes.
Optional Redemption
    Prior to the Par Call Date, Bonds of the Forty-eighth Series shall be redeemable at the option of the Company subject to the requirements of the Indenture in whole or in part at any time and from time to time, upon notice to the Holders of such Bonds sent not less than 30 days but not more than 60 days prior to the date on which such Bonds are fixed to be redeemed (such date fixed for redemption, the “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of: (A)(I) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds of the Forty-eighth Series being redeemed discounted to the Redemption Date (assuming the Bonds of the Forty-eighth Series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (II) interest accrued to the Redemption Date; and (B) 100% of the principal amount of the Bonds of the Forty-eighth Series being redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date. On or after the Par Call Date, the Company shall have the right to redeem the Bonds of the Forty-eighth Series at its option, at any time in whole, or from time to time in part, at a Redemption Price equal to 100% of the principal amount of the Bonds of the Forty-eighth Series being redeemed plus accrued and unpaid interest on the principal amount of the Bonds of the Forty-eighth Series being redeemed to, but excluding, the Redemption Date.
For purposes of this section:
“Par Call Date” means February 21, 2030.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:
(1)    the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or
(2)    if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or
(3)    if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.
For purposes of the paragraph above, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.
If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.
    The Corporate Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in acting upon the calculation by the Company of any Redemption Price of the Bonds of the Forty-eighth Series.
In the case of each partial redemption of the Bonds of the Forty-eighth Series pursuant to the above section, the principal amount of the Bonds of the Forty-eighth Series to be redeemed shall be allocated by the Company among all of the Bonds of the Forty-eighth Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption. Any notice of intention to redeem need not specify the Redemption Price but shall be sufficient if it sets forth in brief terms the manner in which the Redemption Price is to be calculated. Each such notice of intention to redeem shall specify (i) the Redemption Date (which shall be a Business Day), (ii) the aggregate principal amount of the Bonds of the Forty-eighth Series to be redeemed on such date, (iii) the principal amount of each such Bond held by such Holder to be redeemed, and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, (iv) any condition of such redemption and that such redemption may, in the Company’s discretion be delayed or may not occur and that such notice may be rescinded in the event that any or all such conditions have not been satisfied by the Redemption Date or Redemption Date so delayed.
    The Company shall not be required to make transfers or exchanges of Bonds for a period of ten (10) days next preceding any Interest Payment Date, or next preceding any designation of Bonds to be redeemed. The Company shall not be required to make transfers or exchanges of any Bonds designated in whole or in part for redemption.

INSTRUMENT OF ASSIGNMENT AND TRANSFER

    FOR VALUE-RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto
Identifying Number of Assignee _________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
__________________________________________________________________________________
(Please print or typewrite name and address,
including zip code of Assignee)
the within Bond and all rights thereunder, hereby irrevocably constituting and appointing _____ attorney to transfer said Bond on the books of the Company, with full power of substitution in the premises.
Dated: ____________________________
    ___________________________________
    Name:
NOTICE:    The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.
__________________________
    Signature Guarantee
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND
The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Certificated Bond, or exchanges of a part of another Global Bond or Certificated Bond for an interest in this Global Bond, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Bond	Amount of increase in Principal Amount of this Global Bond	Principal Amount of this Global Bond following such decrease (or increase)	Signature of authorized officer of Corporate Trustee or Bond Custodian

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108

The Bank of New York Mellon, as Trustee
240 Greenwich Street, 7E
New York, New York 10286
Re:    First Mortgage Bonds, 5.073% Series due March 21, 2030 (the “Bonds”)

Reference is hereby made to the Forty-seventh Supplemental Indenture, dated as of November 1, 2025 (the "Indenture"), between NorthWestern Corporation, as issuer (the "Company"), and The Bank of New York Mellon and Dimple Gandhi, as trustees. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
______________________, (the "Transferor") owns and proposes to transfer the Bond[s] or interest in such Bonds[s] specified in Annex A hereto, in the principal amount of $ ______ in such Bonds[s] or interests (the "Transfer"), to_________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.     Check if Transferee will take delivery of a beneficial interest in the 144A Global Bond or a Certificated Bond Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Bond is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Certificated Bond for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Bond will be subject to the restrictions on transfer enumerated in the Global Bond Legend printed on the 144A Global Bond and/or the Certificated Bond and in the Indenture and the Securities Act.
2.     Check If Transferee will take delivery of a beneficial interest in the Regulation S Global Bond or a Certificated Bond pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii)-the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Resale Restriction Termination Date, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Bond will be subject to the restrictions on Transfer enumerated in the Global Bond Legend and Regulation S Global Bond Legend printed on the Regulation S Global Bond, and/or the Certificated Bond and in the Indenture and the Securities Act.
3.     Check and complete if Transferee will take delivery of a beneficial interest in a Global Bond or a Certificated Bond pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Global Bonds and Certificated Bonds and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) such Transfer is being effected to the Company or a subsidiary thereof;
or
(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
This certificate and the statements contained herein are made for the benefit of the Trustee and the Registrar and the benefit of the Company.

[Insert Name of Transferor]
By:
    Name:
    Title:
Dated:

__________________________
    Signature Guarantee
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (1) OR (2)]
(1)     a beneficial interest in the:
144A Global Bond (CUSIP ________), or
Regulation S Global Bond (CUSIP ________), or
(2)     a Restricted Certificated Bond.
2.    After the Transfer the Transferee will hold:
[CHECK ONE OF (3) OR (4)]
(3)     a beneficial interest in the:
144A Global Bond (CUSIP ______), or
Regulation S Global Bond (CUSIP ______), or
(4)     a Restricted Certificated Bond; or
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
NorthWestern Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108
The Bank of New York Mellon, as Trustee
240 Greenwich Street, 7E
New York, New York 10286
Re:    First Mortgage Bonds, 5.073% Series due March 21, 2030 (the “Bonds”)
(CUSIP ______)
Reference is hereby made to the Forty-seventh Supplemental Indenture, dated as of November 1, 2025 (the "Indenture"), between NorthWestern Corporation, as issuer (the "Company"), and The Bank of New York Mellon and Dimple Gandhi, as trustees. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________________, (the "Owner") owns and proposes to exchange the Bond[s] or interest in such Bond[s] specified herein, in the principal amount of $__________ in such Bond[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:
1.    Exchange of Certificated Bonds or Beneficial Interests in Global Bonds for Certificated Bonds or Beneficial Interests in Global Bonds
(a)     [Intentionally omitted]
(b)     Check if Exchange is from Certificated Bond to beneficial interest in a Global Bond. In connection with the Exchange of the Owner's Certificated Bond for a beneficial interest in the [CHECK ONE] 144A Global Bond, Regulation S Global Bond with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Bonds and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Global Bond Legend printed on the relevant Global Bond and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for the benefit of the Trustee and the Registrar and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:
__________________________
    Signature Guarantee
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.